EZCORP ANNOUNCES STRATEGIC ACQUISITION OF 112 PAWN STORES IN LATIN AMERICA
AUSTIN, Texas, October 9, 2017 — EZCORP, Inc. (NASDAQ:EZPW), a leading provider of pawn loans in the United States and Mexico, today announced its further expansion into Latin America. The company has acquired GuatePrenda – MaxiEfectivo (“GPMX”), a business that owns and operates 112 pawn stores in Guatemala (72 stores), El Salvador (17 stores), Honduras (12 stores) and Peru (11 stores). With this acquisition, EZCORP now has a total of 871 pawn stores, including 513 in the U.S. and 358 in Latin America.
GPMX was founded in 2002 as a gold jewelry pawn business. After growing to around 20 stores in Guatemala, it expanded its operations to El Salvador in 2005 and opened its first stores in Honduras and Peru in 2009. In 2013, GPMX began offering general merchandise pawn loans in addition to jewelry loans. GPMX has almost 700 employees throughout the four countries.
Stuart Grimshaw, EZCORP Chief Executive Officer, stated: “The GPMX acquisition is our largest pawn acquisition to date in terms of store count. It significantly expands our store base into Latin American countries outside of Mexico and will be immediately accretive to our earnings. With a high-quality management team in place and the opportunity to implement EZCORP’s systems and best practices, GPMX provides a platform for significant further growth in the region.
“The existing GPMX business is very attractive itself, with an average per store pawn loan balance higher than our existing stores in Mexico or the Latin American stores of our major competitor. And we see opportunities to grow the business through the expansion of general merchandise pawn loan and retail activities, the opening of new stores in attractive and under-penetrated markets, and the pursuit of complementary acquisitions.
“We have been very pleased with the market leading growth we are delivering in Mexico, and we expect this acquisition to provide similar opportunities for further growth and earnings accretion in some very attractive markets.”
EZCORP paid $53.4 million in cash at closing, with an additional $2.25 million to be paid contingent upon the performance of the business. At the time of acquisition, GPMX had $6.6 million of indebtedness owed to affiliates of the seller, and that debt will be repaid as promptly as practicable after the closing. The definitive acquisition agreement was entered into on October 4, 2017, and the closing occurred on October 6, 2017.
Additional information about the terms of the transaction can be found in EZCORP's Current Report on Form 8-K, which the company expects to file on October 10, 2017.
CONFERENCE CALL
EZCORP will host a conference call on Monday, October 9, 2017, at 7:30am Central Time to discuss the acquisition of GPMX announced today and the restructured notes receivable repayment arrangement with AlphaCredit announced on October 3, 2017. Analysts and institutional investors may participate on the conference call by dialing (833) 231-8256, Conference ID: 96254134, international dialing (647) 689-4550. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the call.
ABOUT EZCORP
EZCORP is a leading provider of pawn loans in the United States and Latin America. We also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers. EZCORP is a member of the Russell 2000 Index, S&P SmallCap 600 Index, S&P 1000 Index and Nasdaq Composite Index.
FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Jeff Christensen
Vice President, Investor Relations
Email: jeff_christensen@ezcorp.com
Phone: (512) 437-3545